UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 12, 2008, the Compensation Committee of the Board of Directors of Targacept, Inc. (the “Company”) approved amendments to the Company’s employment agreements with each of its named executive officers – J. Donald deBethizy, President and Chief Executive Officer; Alan A. Musso, Vice President, Chief Financial Officer and Treasurer; Merouane Bencherif, Vice President, Preclinical Research; Jeffrey P. Brennan, Vice President, Business and Commercial Development; and Geoffrey C. Dunbar, Vice President, Clinical Development and Regulatory Affairs.

The primary purpose of the amendments was to exempt provisions of the employment agreements from Section 409A of the Internal Revenue Code of 1986 and related regulations and guidance. In particular, each amendment modifies terms regarding the payment of severance and related amounts and provides procedural conditions to termination by the executive for “Good Reason” (as that term is defined in the executive’s employment agreement). In addition, each amendment makes the payment of severance under the employment agreement contingent on delivery to the Company of a release and waiver of any employment-related claims.

The Company plans to file each of the amendments as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: March 18, 2008	/s/ Peter A. Zorn
Peter A. Zorn
Vice President, Legal Affairs, General Counsel and Secretary